Exhibit 10.5

DOMAIN NAME LICENSE AGREEMENT

This Domain name License Agreement (the “Agreement”) is entered into on this day by and between:

Spike Up Media AB, corporate identity number 559098-4083, having its registered address at Sergels Torg 12, S-111 57 Stockholm Sweden (the “Licensor”), and

HR Entertainment Ltd, corporate identity number 2072266, having its registered address at ABM Corporate Services, Ltd, 1st Floor, Columbus Centre, P.O. Box 2283, Road Town, Tortola, British Virgin Islands, (the “Licensee”).

Licensor and Licensee are jointly referred to as the “Parties”.

1.	Background

1.1	The Licensor is the owner of the domain name highroller.com (the “Domain”)

1.2	Licensor and Licensee will collaborate in launching and operating a new gaming brand on the Domain and other gaming related brands through the Licensee.

In view hereof, the Parties agree as follows:

2.	The license

2.1	The Licensor hereby grants to the Licensee a world-wide, license to use the Domain solely for the purpose of achieving the goals of, and performing its obligations under, the Joint Venture Agreement.

2.2	The Licensee is not entitled grant sub-licenses, or other rights to use the Domain, to third parties without the prior written approval of the Licensor

2.3	The Licensor shall maintain the Domain and bear all costs involved with maintaining the protection of the Domain, amongst other things, the renewal costs for the Domain.

3.	Domain purchase

3.1	The Licensee shall purchase the Domain for EUR 3 Million, which shall be paid in arrears each quarter in an amount equalling 2% of the Net Revenue of the Licensee, or if the Licensee so decides any remaining part of the purchase price can be paid in cash at any time. The quarterly payments shall start on April 1st , 2022 for the first quarter of 2022.

3.2	Once the full purchase price has been paid up in full, the Licensor shall immediately assign the Domain to the Licensor.

3.3	The payments shall be effected to the Licensor’s account.

4.	Warranties

4.1	Licensor hereby warrants, as of the date hereof, that:

(i)	it is the sole and legal and registered owner of the Domain and has the full legal right to grant the License to the Licensee;

(ii)	Licensor, or any of its group companies, has no arrangements or understandings with third parties which restricts the ability of the Licensor to grant the License;

(iii)	there is no litigation, proceeding or claim of any nature pending or threatened which relate in any way to the Domain.

4.2	Except for the warranties stated in Section 4.1, no representation, condition or warranty whatsoever is made or given by or on behalf of the Licensor or its group companies with respect to the Domain and all conditions and warranties relating thereto (including as to validity or fitness for any purpose), whether arising by operation of law or otherwise, are expressly excluded and the Licensee shall bear complete and exclusive responsibility for any acts or omissions connected with its use of the Domain.

4.3	Licensee hereby warrants that:

(i)	it shall use its best efforts to commercialize the new gaming brand on the Domain.

5.	Compensation

5.1	The license granted under this Agreement is royalty free and no fees or other payments are due other than the payment obligations that are set out in the Joint Venture Agreement.

6.	Term and Termination

6.1	This Agreement shall enter into force when signed by both Parties and remain in force until the Domain is fully paid for and transferred pursuant to the terms in the Joint Venture Agreement.

6.2	Notwithstanding the above, this Agreement may be terminated with immediate effect by the Licensor:

(a)	if the Licensee commits a material breach of its obligations under this Agreement or the Joint Venture Agreement and such failure is not remedied within thirty (30) days of written notice to do so; or

(b)	if the Licensee fails to perform its obligations under 4.3; or

(c)	if the Licensee should become insolvent, enter negotiations on composition with its creditors or if a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors.

7.	Governing Law and Dispute Resolution

7.1	This Agreement is governed by Swedish law.

7.2	Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in Stockholm in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The language to be used in the arbitral proceedings shall be English. Evidence may, however, be presented in English or Swedish as the case may be.

7.3	Arbitration initiated with reference to this clause shall be treated as confidential by the parties and may not be disclosed to third parties without the other parties' approval. Such confidentiality includes all information which is disclosed in the course of the arbitration as well as decisions and awards rendered as a result of the arbitration.

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This Agreement has been executed in two (2) identical copies whereof the Parties have taken one (1) each.

Date: 31st December 2021	Date: 31st December 2021

Place:	Place: Tortola, BVI

Spike Up Media AB	HR Entertainment Ltd.

Name:	Name: Angeliki Panari

Signature:	Signature:

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